EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NASTECH AGREES TO SELL NASCOBAL® TO
QUESTCOR PHARMACEUTICALS, INC.

-Nastech to receive $14.2 million for the transaction in 2003 and up to $18.2 million in total-

BOTHELL, Wash., — JUNE 17, 2003 — Nastech Pharmaceutical Company, Inc. (Nasdaq NMS: NSTK), a leader in nasal drug delivery technology, announced today that Questcor Pharmaceuticals, Inc. (AMEX: QSC) is acquiring Nastech’s Nascobal® product, including the FDA-approved Nascobal® (Cyanocobalamin USP) nasal gel and the Nascobal ® nasal spray, which is pending FDA-approval. The transaction includes all Nascobal® intellectual property, marketing rights, inventory, trademarks, confidential know-how, contracts, and records. Edgemont Capital Partners has acted as Nastech’s investment banking advisor on this transaction.

Under terms of the divestiture agreement, Nastech will receive up to $18.2 million, including $9 million upon signing of the agreement and an additional $5.2 million payable on or before December 31, 2003. Nastech will receive an additional $2 million upon FDA approval of its Nascobal® nasal spray dosage form and an additional $2 million upon the issuance of a U.S. patent for the Nascobal® nasal spray. Nastech and Questcor have also entered into a long-term supply agreement under which Nastech will continue to manufacture Nascobal® at its FDA-approved, cGMP manufacturing facility in Hauppauge, New York, and in Bothell, Washington upon FDA approval of that facility.

“The sale of Nascobal® significantly strengthens our balance sheet and enables us to focus on our core drug delivery programs,” stated Steven C. Quay, M.D., Ph.D., Chairman, President, and Chief Executive Officer of Nastech. “Nastech will complete final development of the Nascobal® nasal spray dosage form and file an NDA later this year.”

“Nastech did an outstanding job in reacquiring Nascobal® from Schwarz Pharma, re-launching the product, and achieving significant sales growth over the past two quarters,” stated Charles J. Casamento, Chairman, President, and Chief Executive Officer of Questcor. “Our purchase of Nascobal® will allow the product to be further optimized in the marketplace by an organization with marketing and sales resources focused on Neurology and Gastroenterology. Patients with MS and Inflammatory Bowel Disease are often Vitamin B-12 deficient.”

Nascobal® has been approved and marketed in the U.S. since 1997 for the treatment of various Vitamin B-12 deficiencies and has a proven track record of safety and efficacy. In July 2002, the FDA approved a labeling supplement to Nastech’s NDA for its Nascobal® nasal gel dosage form stating that Nascobal® can be used in patients with Crohn’s Disease, HIV/Aids, Multiple Sclerosis as well as other malabsorptive conditions that can result in Vitamin B-12 deficiency. Symptoms of Vitamin B-12 deficiency include fatigue, weakness, sore tongue, forgetfulness, weight loss, lack of coordination and difficulty walking. Left untreated, Vitamin B-12 deficiency may lead to anemia, intestinal problems, and irreversible nerve damage.

In September 2002, Nastech reacquired all U.S. product, patent, trademark, licensing and regulatory rights for Nascobal® from Schwarz Pharma. Under the terms of the acquisition agreement, Nastech agreed to pay Schwarz Pharma a total of $8.75 million plus interest in installments over a four-year period, including an upfront payment of $1.5 million. With the proceeds received from the Questcor purchase of Nascobal®, the Company will pay its debt to Schwarz Pharma of approximately $7 million and, concurrently, enter into a new secured revolving credit facility with Wells Fargo Bank for approximately $7 million.

“We view this agreement with Questcor as a very favorable strategic financial transaction for Nastech,” commented Gregory L. Weaver, Chief Financial Officer of Nastech. “The sale of Nascobal® eliminates the $8 million Nascobal® intangible asset from our balance sheet and the related asset purchase amortization, along with all Nascobal®-related cost of goods sold and sales and marketing expenses.”

ABOUT QUESTCOR
Questcor Pharmaceuticals, Inc. is a specialty pharmaceutical company that markets and sells brand name pharmaceutical and ethically promoted healthcare products. Questcor currently markets five products in the U.S.: HP Acthar® Gel, an injectable drug that is commonly used in treating patients with infantile spasm and is approved for the treatment of certain CNS disorders with an inflammatory component including the treatment of flares associated with Multiple Sclerosis; Ethamolin®, an injectable drug used to treat enlarged weakened blood vessels at the entrance to the stomach that have recently bled, known as esophageal varices; Glofil®-125 and Inulin in Sodium Chloride, which are both injectable agents that assess how well the kidney is working by measuring glomerular filtration rate, or kidney function; and VSL#3™, a patented probiotic marketed as a dietary supplement, to promote normal gastrointestinal (GI) function. As part of a strategy to develop its products globally, Questcor has entered into 35 contractual relationships with public and private companies including: Ahn-Gook Pharmaceuticals of Korea; Aventis Pharmaceuticals Inc. of Bridgewater, NJ; Beacon Pharmaceuticals, Ltd. of Tunbridge Wells, Kent, United Kingdom; CSC Pharmaceuticals Handels GmbH of Vienna, Austria; Dainippon Pharmaceutical Co. Ltd., of Osaka, Japan; Orphan Australia of Melbourne, Australia; Rigel, Inc. of South San Francisco, CA; Tularik, Inc. of South San Francisco, CA and VSL Pharmaceuticals of Ft. Lauderdale, Fla.

ABOUT NASTECH
Nastech Pharmaceutical Company Inc. is a leader in nasal drug delivery. The Company is developing a platform technology for delivering both small and macro-molecules intra-nasally which can lead to greater drug efficacy, speed of action, safety, and patient compliance. Nastech has also shown great promise in exploiting the nasal passages where there is no blood brain barrier and drugs can be delivered directly to the Central Nervous System. Nastech has a diverse product portfolio across multiple therapeutic areas, including products targeted for the treatment of male and female sexual dysfunction, pain management, cancer and hepatic illnesses, growth deficiency and multiple sclerosis.

NASTECH SAFE HARBOR STATEMENT
Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statement made by the Company. These factors include, but are not limited to: (i) the Company’s ability to successfully complete product research and development, including pre-clinical and clinical studies and commercialization; (ii) the Company’s ability to obtain required governmental approvals, including product and patent approvals; (iii) the Company’s ability to attract and/or maintain manufacturing, sales, distribution and marketing partners; and (iv) the Company’s ability to develop and commercialize its products before its competitors. In addition, significant fluctuations in quarterly results may occur as a result of varying milestone payments and the timing of costs and expenses related to the Company’s research and development program. Additional factors that would cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, those factors discussed under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which the Company urges investors to consider. The Company undertakes no obligation to publicly release the revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events, except as otherwise required by securities or other applicable laws.

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Contact:

Matthew D. Haines
Director, Corporate Communications
(212) 297-6198
mhaines@nastech.com

Burns McClellan
John Nugent (Investors)
Kathy L. Jones, Ph.D. (Media)
(212) 213-0006